Exhibit 5.1

     May 24, 2001

     Capital One Financial Corporation
     2980 Fairview Park Drive
     Falls Church, Virginia 22042-4525

     Ladies and Gentlemen:

     This opinion is furnished in connection with the filing by Capital One Financial Corporation (the "Company") with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended. You have requested my opinion concerning the status under Delaware law of the 257,201 shares (the "Shares") of the Company's common stock, par value $.01 per share, and certain Preferred Stock Purchase Rights which are being registered under the Registration Statement for resale by certain of the Company's stockholders. All Shares included in the Registration Statement have been issued and are outstanding.

     I am General Counsel to the Company and I or attorneys under my supervision have acted as counsel in connection with the Registration Statement. In that connection, I, or an attorney under my supervision upon whom I have relied, have examined and are familiar with originals or copies, certified or otherwise, identified to our satisfaction, of:

     (1) Amended Restated Certificate of Incorporation of the Company, as currently in effect;

     (2)  Restated By-Laws of the Company as currently in effect;

     (3)  Certain resolutions adopted by the Company's Board of Directors;

     (4) Rights Agreement of the Company dated as of November 16, 1995, as amended; and

     (5)  the Registration Statement.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

     Based upon and subject to the foregoing, I am of the opinion that the Shares and the related Preferred Stock Purchase Rights are duly authorized, validly issued, fully-paid and non-assessable.

     You acknowledge that I am admitted to practice only in Virginia and am not an expert in the laws of any other jurisdiction. No one other than the addressees and their assigns are permitted to rely on or distribute this opinion without the prior written consent of the undersigned.

     This opinion is limited to the General Corporation Law of the State of Delaware and federal law, although the Company acknowledges that I am not admitted to practice in the State of Delaware and am not an expert in the laws of that jurisdiction. I express no opinion with respect to the laws of any other jurisdiction.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and further consent to the use of my name wherever appearing in the Registration Statement and any amendment thereto.

                                    Very truly yours,

                                    /s/ John G. Finneran, Jr.
                                    -------------------------------------------
                                    John G. Finneran, Jr.
                                    Executive Vice President, General Counsel
                                       and Corporate Secretary


                                       2